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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 10/A

                         POST-EFFECTIVE AMENDMENT NO. 1

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                EASTMAN COMPANY
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      68-1866008
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                                  BUILDING 280
                             200 SOUTH WILCOX DRIVE
                           KINGSPORT, TENNESSEE 37660
          (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code:  (423) 229-2000

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                       NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
   ---------------------------------------             ------------------------------
Common Stock, par value $0.01 per share                   New York Stock Exchange
Rights to purchase Series A Junior                        New York Stock Exchange
Participating Preferred Stock

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                                EXPLANATORY NOTE



     This Post-Effective Amendment No. 1 to registration statement on Form 10 is filed solely to file a revised Exhibit 99.1 to the registration statement.



ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.


     (a) Financial Statements. The information required by this item is described in the "Index to Financial Statements" on page F-1 of the Proxy Statement and such information is incorporated herein by reference.


     (b) Exhibits. The following documents are filed as exhibits hereto:



EXHIBIT NO.        DESCRIPTION
-----------        -----------
    2.1        --  Distribution Agreement dated November 8, 2001 between
                   Eastman Chemical Company (to be renamed Voridian Company)
                   and Eastman Company (incorporated by reference from Appendix
                   A to the Proxy Statement, filed as Exhibit 99.1 hereto)
    3.1        --  Form of Amended and Restated Certificate of Incorporation of
                   Eastman Company*
    3.2        --  Form of Amended and Restated Bylaws of Eastman Company*
    3.3        --  Form of Certificate of Designation, Preferences and Rights
                   of Series A Junior Participating Preferred Stock of Eastman
                   Company (incorporated by reference from Exhibit B to the
                   Form of Stockholder Protection Rights Agreement, filed as
                   Exhibit 4.2)*
    4.1        --  Form of certificate representing shares of common stock, par value $0.01 per share, of Eastman Company*
    4.2        --  Form of Stockholder Protection Rights Agreement*
   99.1        --  Eastman Chemical Company Proxy Statement dated November 9,
                   2001.


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* Previously filed.

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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          EASTMAN COMPANY

                                          By:      /s/ THERESA K. LEE
                                            ------------------------------------
                                                       Theresa K. Lee
                                                         Secretary


Date: November 13, 2001


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